UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	July 24, 2009

Insight Enterprises, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-25092	86-0766246
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

6820 South Harl Avenue, Tempe, Arizona		85283
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	480-902-1001

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On July 24, 2009, Insight Enterprises, Inc. (the "Company") entered into Amendment No. 11 (the "Amendment") to the existing Receivables Purchase Agreement (as amended, the "RPA") among Insight Receivables, LLC, the Company, JPMorgan Chase Bank, N.A., and JS Siloed Trust.

The Amendment joined PNC Bank, National Association, and Market Street Funding LLC as a Purchaser Group (as defined in the RPA), added software receivables from the legacy Software Spectrum business as Eligible Receivables and established a new 364-day period, ending July 23, 2010, for the facility. Pursuant to a separate fee letter, our financing costs for funds provided under the RPA are variable, calculated as the specified Pooled Commercial Paper Rate, as defined in the RPA, plus 2.25%, an increase from such rate plus 1.50%. The Amendment also includes changes to the RPA which reduce the amount of Eligible Receivables, including a reduction for aged credits and a deferral related to changes in recognition of sales at delivery as opposed to shipment.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Insight Enterprises, Inc.

July 30, 2009	By:	Steven R. Andrews

Name: Steven R. Andrews
Title: Chief Administrative Officer, General Counsel and Secretary